UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 29, 2007

Altair Nanotechnologies Inc.

(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way
Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(775) 856-2500

N/A

(Former name, former address, and formal fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2007, management of Altair Nanotechnologies Inc. (the “Company”) received a copy of a letter from Christopher Jones, a director of the Company, announcing his resignation from the Board of Directors of the Company effective September 30, 2007.  Mr. Jones’ employer, Behr Process, Corp., is a competitor of SherwinWilliams, an increasingly significant business parter of the Company, and Mr. Jones determined that it would be in his best interest and that of the Company for him to resign before any conflicts arose.  Management has appreciated the contributions of Mr. Jones to the Company and wishes him success in the future.

The Company has not identified a replacement for Mr. Jones but expects to appoint a successor as soon after September 30, 2007 as an appropriate successor has been identified.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated:  August 31, 2007                                                                      By: /s/ Edward Dickinson
             Edward Dickinson, Chief Financial Officer

3